Congtract No.

MAXIMUM  MORTGAGE  CONTRACT

Community Bank

Maximum Mortgage Contract

IMPROTANT NOTICE

Please the mortgager read this contract seriously, especially those articles with mark ▲▲. Please request the mortgagee to give a full explanation if the mortgager has any doubtful point.

Mortgater:                                   Dongying(Jiangsu) Pharmaceutical Co. Ltd

Legal Rrepresentative:___________________Huang Lequn_______________________________________________

Type of ID:                                                                 ID No.:____________________________________________________

Legal Address:______________8 Zhongtian Road, Development District___________________________________

Communication Address:                                     Postal Code:________________________________________________

Telephone:_________________________________________________________________________

Mortgagee:  Community Bank         Nantong                                                       Branch

Principal:                   Chai Weiping

Communication Address:                          27 Middle Renmin Road

In consideration of that   Dongying(Jiangsu) Pharmaceutical Co. Ltd （hereinafter called "debtor "）and mortgagee（debtee） agreed to and signed < Maximum Loan Contract>（hereinafter called "master contract"）, which contract No. is 3260402009L10000000,  in order to safeguard the realization of successive creditor's rights under the master contract, the mortgager would set mortgage with the property which disposition right is owned by the mortgager.

In order to define both sides' right and obligation，mortgager and mortgagee especially make this contract after reaching ananimity through negotiation.

Article one, Property mortgaged

Paragraph 1.1 The property mortgaged mortgager submitted are： land use right and building property（hereinafter called "guaranty"）.

Paragraph 1.2 The detail information of property mortgaged takes " guaranty checklist " attached to this contract as final.

Paragraph 1.3 The virtue of mortgage covers the guaranties and their accessories, accessory rights, attachments, things connected, processed goods, fruits, subrogation things.

Article two, Liabilities to guarantee

Paragraph 2.1 The main creditor's rights mortgager hypothecated are the main creditor's rights engendered under the master contract，including mortgagee extends all classes of loan or other financing to debtor according to the master contract，or，mortgagee holds the creditor's rights（including contingent creditor's rights） from debtor because establishing bank acceptance bill, letter of credit or letter of guarantee（including stand-by letter of credit，the same below）for debtor.

When the main creditor's rights happen under the master contract（including contingent creditor's rights），mortgagee and debtor may  engage the kind of currency, amount, interest rate and deadline for fulfilling debt in " Quota Application " under the master contract.

Paragraph 2.2 The maxima credit limit of mortgage is （kind of currency and amount in words） five million RMB.

Paragraph 2.3 The coverage of mortgage is credit principal and its interest, compound interest, default interest, penalty, damages, and expenses for realizing credits and mortgages( include , but not limited to collection outlay, legal cost or arbitration fee, guaranty disposition fee, transfer fee, maintenance of possession toll, bulletin toll, execution toll, attorney fee, travel expenses and other outlay) under the master contract.

▲▲Paragraph 2.4 Both sides signed this contract particularly engage as follows：validity of this contract is independent of the master contract; invalidity of the master contract or its relative articles and paragraphs does not affect efficacy of this contract; the mortgager promises to bear joint responsibility for the restoration duty or responsibility the debtor has to assume after the master contract is invalid.

Article three, Establish of the creditor's rights guaranteed

Paragraph 3.1 The guaranteed main creditor's rights under this contract will be established on the earliest day of the following dates（"the main creditor's rights establish day "）：

(1) Occurrence date of the last main creditor's rights under the master contract；

(2) The date of the debtee cancels credit granting limit according to the master contract；

(3) The date of the mortgagee receives the notice of a government office which seizes or detain the guaranty if the guaranty is seized or detrained in the period of the guaranty under mortgage；

(4) The date of the debtor or the mortgager is declared bankruptcy or dismissed；

(5) The date of mortgagee exert its right of pledge based on Article 8 of this contract.

Paragraph 3.2 The main creditor's rights  engendered before the date of the main creditor's rights established（including that same day）and its creative interest（including compound interest, defaut interest for overdue repayment or embezzlement）during the time from the day the main creditor's rights established to the day the mortgager undertakes responsibility, and the expenses with which the debtee realize the creditor's rights and right of pledge listed in Paragraph 2.3 are  all belong to the coverage this contract guarantees.

The generation of the main creditor's rights is that the mortgagee offers loans or financing fund or establishes bank acceptance bill, Letter of Credit or letter of guarantee.

Paragraph 3.3 If the mortgagee transfers part of the creditor's rights under the master contract before the main creditor's rights established，whether the maximum amount right of pledge is transferred and how it is transferred subject to the notice in writing the mortgagee sends to the mortgager on the occasion.

Article four, The registration of the guaranty

The mortgager ought to go through mortgage registration formalities of the guaranty under this contract to the registration government office immediately after this contract is agreed to and signed， and deliver the other right certifications, mortgage registration evidentiary document original and the guaranty ownership certification original to the mortgagee in three days after completing satisfactorily the registration formalities.

Article five, Insurance

Paragraph 5.1 The mortgagee has a right to require the mortgager to cover insurance for the guaranty， amount insured can not be lower than the principal and interest of the creditor's rights under the master contract， duration of insurance can not be shorter than the deadline for performance of debt under the master contract，and the mortgagee ought to be appointed as the first beneficiary of insurance interests.

The mortgager should deliver the insurance policy original to the mortgagee after insurance procedure is complete satisfactorily.

Paragraph 5.2 The mortgager should disburse all of insurance premium during the life of this contract，and fulfill other obligations  necessary to support insurance exist effectively.

Paragraph 5.3 If the mortgager cannot cover insurance or renew insurance，the mortgagee have a right to cover insurance, renew insurance，pay insurance premium in the name of the mortgager or adopt other insurance support measure，the mortgager should offer necessary assistance and assume the premium and associated costs that the mortgagee disburses because of these actions.

▲▲Article six, Statement and assurance of the mortgager

Paragraph 6.1 The mortgager possesses capacity for private rights and complete capacity for civil affair action（the mortgager is a natural person）/ the mortgager is established by operation of law and legal exist, possesses all of necessary capacity for rights（the mortgager is not a natural person），is able to fulfill the obligation of this contract and assume civil liability in his/its name.

Paragraph 6.2 Signing and fulfilling  this contract is the  expression of the mortgager's true intention and is got all of necessary agreement, approval and authorization. It has no lawful fault.

Paragraph 6.3 All of the documents, materials and information the mortgager submits to the mortgagee during signing and fulfilling this contract  are authentic, accurate, integrate and valid.

Paragraph 6.4 The mortgager holds sufficient disposition right to the guaranty. If the guaranty is shared, its disposition has obtained all of the necessary agreement and approval.

Paragraph 6.5 The guaranty has no fault，is not seized，detained or supervised and controlled，and is not under any status of disputation, mortgage, hypothecation or lawsuit（arbitration）.

Paragraph 6.6 The debtor is not the stockholder or "actual controller" (defined as "Corporation Law ") of the mortgager when this contract is agreed to and signed.

▲▲Article seven   Obligation of the mortgager

Paragraph 7.1 The mortgager should assume expenses for valuation, registration, notarization, identification, insurance, safekeeping, repair and maintenance of the relative guaranty under this contract.

Paragraph 7.2 The mortgager should use intelligently and keep the guaranty safe，not use the guaranty in any improper mode， repair and maintain the guaranty regularly to assure the guaranty in good condition，and handle insurance according to the mortgagee's requirement.

Paragraph 7.3 The mortgager should not have any behavior to derogate or likely to derogate the value of the guaranty；the mortgagee should not dispose the guaranty in any mode of transfer, bestowal, lease, or  enactment of real right for security.

Paragraph 7.4 The mortgager should cooperate with the mortgagee to inspect the status of use, maintenance and safekeeping and ownership preservative status.

Paragraph 7.5 The mortgager should notify the mortgagee in written form immediately when any of the following conditions occurs and offer a new guarantee according to the mortgagee's requirement：

(1) The guaranty likely damages or its value likely reduces significantly；

(2) The safety or good condition of the guaranty falls under or may fall under detrimental effect；

(3) A disputation on the ownership of the guaranty occurs；

(4) The guaranty is adopted a enforcement measure such as property preservation of attachment and detainment or execution measure or others；

(5) The guaranty falls under or likely to fall under invasion from any third-party；

(6) The job or income of mortgager occurs significant change（the mortgager is a natural person）；

(7) The mortgager（the mortgager is not a natural person）goes out of business, dismisses, is stopped doing business for internal rectification, is cancelled business license, is dissolved, applies or is applied to declare bankruptcy。

Paragraph 7.6 Before the debtor clears off all of debts under the master contract to the mortgagee，the mortgager does not exert recovery right which the mortgager holds to the debtor or other warrantor because the mortgager fulfils this contract.

Paragraph 7.7 Before the debtor clears off all of debts under the master contract in full, if the debtor becomes the stockholder of the mortgager or its actual controller， the mortgager should notify the mortgagee immediately and provide the resolution of stockholder meeting（general meeting of share holders） about agreeing to tender guarantee.

Paragraph 7.8 The mortgager should assist the mortgagee to realize the right of pledge and shan't place any obstacle.

▲▲Article eight, Realization of the right of pledge

Paragraph 8.1 If any of the following status comes forth，the mortgagee have a right to auction or sell off the guaranty by operation of law and acquire prior compensation  from the obtained  proceeds：

(1) The debtor does not refund all or part of loan, financing principal, advance payment of the mortgagee, or corresponding interest under any "Quota Application" in full on the schedule；

(2) The mortgager does not tender other guarantee according to the engagement in paragraph 7.5.

Paragraph 8.2 After the guaranty auctioned or sold off by operation of law, the obtained proceeds will be disposed as follows：

(1) To clear off the debtor's expired debt；

(2) If the debtor has any debt not matured yet，the balance after clearing off the matured debts should be deposited into the caution money account the mortgagee appointed. When any debt is matured，the mortgagee have a right to transfer money to repay the debt.

Paragraph 8.3 The mortgager agrees：if the credit guaranteed was covered by other hypothecation at the same time，the mortgagee have a right to write its own ticket to select the order of enforcement of right. The mortgagee have a right to exert the right of pledge directly without claiming right to other warrantor in advance；if the mortgagee abandons real right for security under other hypothecation or its right synposition or changes real right for security，the mortgager still assumes obligation under bond rather than exempt any liability.

▲▲Article nine,  Warranty clause

Paragraph 9.1 If the right of pledge is not established or is invalid because of the following reasons，the mortgager should offer maximum amount warranty for the debtor's engagements under the master contract：

(1) The mortgager does not go through the registration formalities of the guaranty according to the promise in Article four；

(2) The mortgager's statement and warranty under Article six are untrue；because of other reasons attributed to the mortgager's side.

Paragraph 9.2 The maxima credit limit mortgage guaranteed is（kind of currency and amount in words）  five million RMB ，the mortgager's warranty mode is joint liability warranty.

Paragraph 9.3 The coverage of the main creditor's rights hypothecated by the maximum amount warranty is identical to the coverage of the main creditor's rights mortgaged under this contract, that is to say that the main creditor's rights hypothecated by the mortgager is the main creditor's rights promised in Paragraph 2.1 of this contract，the coverage the mortgager guarantees includes principal and interest, compound interest, defaut interest, penalty, damages and the expenses to actualize the creditor's rights. The expenses to realize the creditor's rights include , but not limited to include , but not limited to, collection expenses, legal cost（or arbitration fee）, maintenance of possession toll, bulletin toll, execution toll, attorney fee, travel expenses and other outlay under the master contract.

Paragraph 9.4 The guaranty period is calculated respectively on the base of the deadline for performance of debt promised in each "Quota Application "（under bank acceptance bill / Letter of Credit / letter of guarantee established， according to the date when the debtee provides advance payment，the same below）. The guaranty period under each "Quota Application " is  calculated from the expired date of debt deadline for performance promised in the " Quota Application "（or the date that the debtee provides advance payment） to two years after the expired date of debt deadline for performance promised in the last matured " Quota Application " under the master contract.

If the debtor may fulfill obligation by installment promised in " Quota Application " under the master contract，the guaranty period of this debt is calculated from the expired date of terminal debt deadline for performance（or the date that the debtee provides advance payment） to two years after the expired date of the last installment debt deadline for performance（or the date that the debtee provides advance payment）.

Paragraph 9.5  The efficacy of this guarantee clause is independent of other clauses of this contract， the condition of this guarantee clause to come into force is： the right of pledge under this contract is not established or is invalid because of the reasons listed in Paragraph 9.1.

Article ten,  Settlement of disputes

The dispute under this contract should be prosecuted to the court with jurisdiction where the mortgagee located，during dispute，each side should still continue to fulfill the articles not involved in controversy.

Article eleven, Other clauses

Paragraph 11.1 The mortgager has read the master contract seriously and acknowledged all of clauses.

Paragraph 11.2 "The guaranty checklist" attached to this contract is an inalienable constituent of  this contract.

Paragraph 11.3 This contract comes into force from the date of the following conditions to be satisfied  fully：（1）the legal representative（ person in charge）or authorized representative of the mortgager signed（or sealed）and affixed official stamp；the mortgager signed if the mortgager is a natural person；（2） responsible official or authorized representative of the mortgagee signed（or sealed）and affixed official stamp.

Paragraph 11.4 The originals of this contract are in sextuplicate，the mortgager and the mortgagee each holds two originals，the guaranty registration official keeps two.

Article twelve, Other matters promised
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The mortgager has read through the above clauses. The mortgagee has made corresponding explanation in response to the requirement of the mortgager. The mortgager does not have any disagreement about all of the content.

Mortgager (Official stamp/ Signature)

Dongying(Jiangsu) Pharmaceutical Co. Ltd (Official stamp)

Legal Representative（Principal）or Authorized Representative(Signature or Seal)

Huang Lequn(Seal)

Signed Date：January 19th, 2009

Mortgagee (Official stamp)

Nantong Branch, Community Bank Co. Ltd (Official stamp)

Principal or Authorized Representative (Signature or Seal)

Chai Weiping (Seal)

 Signed Date： January 19th, 2009